                               SECTION 16 REPORTS

                              CONFIRMING STATEMENT

         This statement confirms that the undersigned, Marianne Lowenthal, has authorized and designated ANN C. MENARD and MICHELLE RAFF (the "Agents")
to execute and file on the undersigned's behalf the Form ID Application and all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of THE MACERICH COMPANY (the "Corporation"). The authority of the Agents under this Statement shall continue until the undersigned is no longer required to file Forms 4 and 5 with regard to the undersigned's ownership of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Agents are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

Date: May 24, 2022               Signature: /s/ Marianne Lowenthal
                                             ----------------------------
                                                Marianne Lowenthal